Exhibit 99.2

Casablanca Mining Appoints Lautaro Manriquez, Winner of Chile’s 2012 National Mining Award, To Its Board of Directors

SAN DIEGO--(BUSINESS WIRE)--CASABLANCA MINING (OTCQX: CUAU) announced today that one of Chile’s top mining executives, Lautaro Manriquez, has been appointed to its Board of Directors.  Mr. Manriquez replaces William Farley, who has resigned after being named Chief Executive Officer of another Chilean mining company.

Lautaro Manriquez has been in the mining industry for over 25 years and is an expert at identifying, developing and exploiting mining operations in Chile.  He won the 2012 National Mining Award presented by SONAMI, Chile’s National Mining Society.  Formed by the government of Chile in 1883, SONAMI is a trade organization that brings together and represents large, medium and small-scale metallic and non-metallic mining companies.

Click here to read about Lautaro’s award:

http://www.buyins.com/images2/lautaroaward.pdf

Mr. Manriquez has an impressive history in Chile’s mining industry. With an MBA in Industrial & Systems Engineering, he has over 25 years of experience in mining.  He has successfully led several mining companies as CEO, including Compañía Minera El Bronce and Minera Cerro Dominador. In 2012, he received the National Mining Award. He is also a member of the board of manufacturing companies, and has been a speaker at several conferences: “Leadership through turbulent times”, Loyola University, Chicago, USA; “Leading a mining company with a large shareholder group”, Cannes, France; “Cost Strategy in the medium-sized-mining industry”, Santiago, Chile; “Methodology for developing a corporate strategy in mining companies”, Annual convention of the institute of mining engineers, Marbella, Chile.

“We thank Bill Farley for his service on our board and are honored to have Lautaro Manriquez as an exciting addition to our team,” said Juan Carlos Camus, CEO of Casablanca Mining.  “Lautaro’s expertise in bringing mines into production is second to none, and we expect he will play an integral role in bringing all of our mines into production in 2013.”

About Casablanca Mining, Ltd.:

Casablanca Mining (OTCQX: CUAU), through its wholly owned subsidiary Santa Teresa Minerals, S.A., engages in the acquisition, exploration, development, and operation of precious metal properties in South America. Its gold mining operations are based near Santiago, Chile. Santa Teresa Minerals currently has, directly and indirectly through various equity interests, mining rights in exploration projects, “Free Gold”, the “Casuto Project,” consisting of Los Azules 1-3, Tauro 1-6, Los Chipi 1-22 and the “New Gold Project,” consisting of Los Pinos 1-30 and Teresita 1-20. These projects include more than 80 different mining and mineral exploration properties.  The Company owns an option to acquire 80% of the Las Palmas gold mine, consisting of Keyla Uno 1-20 and Keyla Dos 1-34.  The Company also has a 50/50 revenue-share at the now operational “San Jose Las Dichas” alluvial gold mine.

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FORWARD LOOKING STATEMENT:

This press release contains forward-looking statements, including expected industry patterns and other financial and business results and estimates that involve known and unknown risks, uncertainties and other factors that may cause our actual results, levels of activity, performance or achievements to differ materially from results or estimates expressed or implied by this press release. Such risk factors include, among others: whether Casablanca Mining can successfully execute its operating plan, including mining and exploration projects; results of exploration, project development and capital costs of mineral properties; volatility of market prices for gold, copper and copper sulfate; Casablanca Mining’s ability to integrate acquired companies and technology; Casablanca Mining’s ability to retain key employees; general market conditions; and other factors discussed under “Risk Factors” in its annual report on Form 10-K for the fiscal year ended December 31, 2011. Actual results may differ materially from those contained in the forward-looking statements in this press release. Casablanca Mining does not undertake any obligation to update or revise forward-looking statements to reflect changed assumptions, the occurrence of unanticipated events or changes to future operating results.

Contact:
Casablanca Mining, Ltd.
Thomas Ronk, President
619-717-8047
tom@casablancamining.com

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